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Exhibit 10-d
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                         ADC Telecommunications, Inc.
                    Nonemployee Director Stock Option Plan

                    Amendment Effective as of April 1, 1997


     The Nonemployee Director Stock Option Plan is hereby amended to provide for a one-time grant of stock options to the Company's board of directors, such that the benefits accrued pursuant to the Directors' Supplemental Retirement Plan prior to its termination shall be converted to options for the purchase of the Company's Common Stock to be issued pursuant to the Company's Nonemployee Director Stock Option Plan, in accordance with the following schedule:


             Length of Service 12/96   ADC Stock Option
             -----------------------   ----------------

                     < 1 year                900
                   2 to 3 years             2,750
                   3 to 4 years             3,650
                   5 to 6 years             5,450
                   6 to 7 years             6,350
                    10 + years              9,100

     Each such option shall have an exercise price equal to the market price of a share of the Company's stock as of the close of trading on April 1, 1997, and each such option shall be exercisable on the earlier of the date on which a Director no longer is a member of the Board of Directors of the Company or 9.5 years from April 1, 1997, and each unexercised option shall expire ten years from April 1, 1997.